UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2016

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)At its regular meeting on November 15, 2016, the Board of Supervisors of Suburban Propane Partners, L.P. (the “Partnership”), pursuant to authority granted to the Board under the Partnership’s Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), and acting on the recommendation of the Board’s Nominating/Governance Committee, increased the size of the Board from eight (8) Supervisors to nine (9) Supervisors, effective as of January 1, 2017.  At that same meeting, and again pursuant to authority granted to the Board under the Partnership Agreement and in accordance with the recommendation of its Nominating/Governance Committee, the Board elected Messrs. Terence J. Connors and William M. Landuyt to fill the two vacancies on the Board following the increase in size of the Board, effective as of January 1, 2017.  Messrs. Connors and Landuyt were each elected for a term due to expire at the next Tri-Annual Meeting of Unitholders of the Partnership, currently planned for Spring 2018.  A copy of the Partnership’s Press Release, dated November 16, 2016, announcing the elections of Messrs. Connors and Landuyt and describing their backgrounds, has been furnished as Exhibit 99.1 to this Current Report.

There is no arrangement or understanding between either Mr. Connors or Mr. Landuyt, on the one hand, and any other persons, pursuant to which either such newly-elected Supervisor was elected to the Board.

At this time neither Mr. Connors nor Mr. Landuyt has been named to any Board committees.  It is currently anticipated that the Board will assign Messrs. Connors and Landuyt to committees at its next regular meeting, currently scheduled for January 18, 2017.

There are no transactions, since the beginning of the Partnership's last fiscal year (September 27, 2015), or any currently proposed transaction, in which the Partnership was or is to be a participant and the amount involved exceeds $120,000, and in which either Mr. Connors or Mr. Landuyt, or any immediate family member of either of them, had or will have a direct or indirect material interest.

Pursuant to the Partnership’s policies regarding Supervisor compensation, non-employee Supervisors, other than the Chairman of the Board, currently receive annual compensation of $90,000 from the Partnership for their service as Supervisors, and are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board.  In addition, at its meeting on November 14, 2016, the Compensation Committee of the Board granted to each of Mr. Connors and Mr. Landuyt an award of 9,560 restricted units under the Partnership’s 2009 Restricted Unit Plan (the “Plan”), effective as of January 1, 2017, each award having a market value of $300,000 (calculated by multiplying said number of restricted units by the average of the closing prices, on the New York Stock Exchange, of one Common Unit of the Partnership for the 20 trading days prior to November 15, 2016 ($31.38)).  Such restricted units will vest over time, with one-third of the restricted units vesting on each of the first three anniversaries of November 15, 2016.  Upon vesting, restricted units are automatically converted into Common Units of the Partnership.

(e)At its regular meeting on November 14, 2016, the Compensation Committee of the Partnership’s Board of Supervisors amended the 2014 Long-Term Incentive Plan of the Partnership (the “LTIP”) to revise the performance targets and associated level of vesting that applies to awards made under the LTIP on or after September 25, 2016.

The following table summarizes the performance targets and associated level of vesting that applies to awards made under the LTIP prior to the amendment, based on the achievement level of the Distribution Coverage Ratio (as that term is defined in the LTIP):

Distribution Coverage Ratio	% of Award Earned
1.50 or higher (Maximum)	150%
1.20 (Target)	100%
1.00 (Entry)	50%
Less than 1.00	0%

Between entry and target performance, for every additional 0.01 increase in the Distribution Coverage Ratio, an additional 2.5% of the award is earned.  Between target and maximum performance, awards are earned according to the following schedule:

Distribution Coverage Ratio	% of Award Earned	Distribution Coverage Ratio	% of Award Earned
1.50 or higher	150.0%	1.34	123.4%
1.49	148.4%	1.33	121.7%
1.48	146.8%	1.32	120.0%
1.47	145.1%	1.31	118.4%
1.46	143.4%	1.30	116.7%
1.45	141.8%	1.29	115.0%
1.44	140.1%	1.28	113.4%
1.43	138.4%	1.27	111.7%
1.42	136.7%	1.26	110.0%
1.41	135.1%	1.25	108.4%
1.40	133.4%	1.24	106.7%
1.39	131.7%	1.23	105.0%
1.38	130.1%	1.22	103.3%
1.37	128.4%	1.21	101.7%
1.36	126.7%	1.20	100.0%
1.35	125.1%

As a result of the amendment, for awards made on or after September 25, 2016, the following table summarizes the performance targets and associated level of vesting, based on the achievement level of the Distribution Coverage Ratio:

Distribution Coverage Ratio	% of Award Earned
1.25 or higher (Maximum)	150%
1.10 (Target)	100%
1.00 (Entry)	50%
Less than 1.00	0%

As a result of this amendment, between entry and target performance, for every additional 0.01 increase in the Distribution Coverage Ratio, an additional 5% of the award will be earned.  Between target and maximum performance, awards will be earned according to the following schedule:

Distribution Coverage Ratio	% of Award Earned
1.25 or higher	150.0%
1.24	146.7%
1.23	143.3%
1.22	140.0%
1.21	136.7%
1.20	133.3%
1.19	130.0%
1.18	126.7%
1.17	123.3%
1.16	120.0%
1.15	116.7%
1.14	113.3%
1.13	110.0%
1.12	106.7%
1.11	103.3%
1.10	100.0%

The amendment to the LTIP did not lower the minimum required Distribution Coverage Ratio for participants to earn an entry-level award.  The Committee’s decision to reduce the target-level and maximum-level award thresholds was to strike a better balance between an award that is reasonably achievable, yet not assured.

In addition, a corrective amendment to the existing LTIP document was approved in order to properly reflect the original intent of the change of control language contained in the Partnership’s successive long term incentive plans to provide for a payout of the maximum threshold amount upon a change of control.  When the current LTIP was adopted effective 2014, the maximum payout opportunity for participants under the LTIP was increased from 125% to 150%, but this increase was inadvertently not reflected in the change of control provision of the LTIP.  This amendment simply aligns the change of control language to coincide with the current maximum threshold.

The foregoing summary description of the amendment to the LTIP is qualified in its entirety by the full text of the amended plan, which is filed as Exhibit 99.2 to this Current Report and incorporated herein by reference.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits.

99.1	Press Release of Suburban Propane Partners, L.P. dated November 16, 2016 announcing the election of Terence J. Connors and William M. Landuyt to its Board of Supervisors.

99.2	2014 Long-Term Incentive Plan of Suburban Propane, L.P., as amended on November 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 16, 2016	SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ PAUL ABEL
	Name:	Paul Abel
	Title:	Senior Vice President, General Counsel & Secretary

EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release of Suburban Propane Partners, L.P. dated November 16, 2016 announcing the election of Terence J. Connors and William M. Landuyt to its Board of Supervisors.

99.22014 Long-Term Incentive Plan of Suburban Propane, L.P., as amended on November 14, 2016.